Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-233824) and Registration Statement on Form S-3 (No. 333-274509) of Alerus Financial Corporation and Subsidiaries of our report dated March 15, 2024 on Form 10-K/A, relating to the consolidated financial statements of HMN Financial, Inc. and Subsidiaries, incorporated by reference in this Amendment No. 1 to Current Report on Form 8-K/A dated December 19, 2024.

/s/ Baker Tilly US, LLP

Milwaukee, Wisconsin

December 19, 2024